STOCKHOLDERS' AGREEMENT

            AGREEMENT, dated as of April 11, 1997, by and among SLM International, Inc., a Delaware corporation (the "Corporation"), and those persons set forth on Schedule A annexed hereto.

                             W I T N E S S E T H :

            WHEREAS, the Corporation and certain of its Subsidiaries (as defined herein) filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code on or about October 24, 1995; and

            WHEREAS, the First Amended Joint Chapter 11 Plan (as Modified) of the Corporation and such Subsidiaries was confirmed by the United States Bankruptcy Court for the District of Delaware on or about January 23, 1997 (such Plan, as further modified or amended from time to time after such date, the "Plan"), and is to be consummated on the date hereof; and

            WHEREAS, on the date hereof (i) the Corporation will distribute to the Insurance Companies and Wellspring (each, as defined herein) certain shares of its Common Stock, par value $.01 (the "Stock"), (ii) Wellspring will purchase 2,470,000 shares of Stock from the Lenders (as defined in the Plan), and (iii) Wellspring will purchase certain shares of Stock from the Corporation in connection with its funding of the Cash Option (as defined in the Plan); and

            WHEREAS, the Insurance Companies and Wellspring may receive additional shares of Stock upon the resolution of Disputed Claims (as defined in the Plan); and

            WHEREAS, the Corporation is authorized to issue a total of 15,000,000 shares of Stock; and

            WHEREAS, as of the date hereof each Stockholder is the record and beneficial owner of the numbers of shares of Stock set forth opposite the name of such Stockholder on Schedule A hereto; and

            WHEREAS, the parties desire to enter into an agreement with respect to the management of the Corporation, certain transfer rights in respect of certain shares of Stock and certain other matters.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, covenant and agree as follows:

            1. Definitions. (a) As used in this Agreement, the following terms shall have the following meanings:

            "Acquired Shares" means any shares of Stock acquired by Wellspring from the Corporation within six months after the Effective Date pursuant to Wellspring's funding of the Cash Option (as defined in the Plan); provided, however, that such shares shall be deemed not to be Acquired Shares if Wellspring does not notify the other Stockholders of the acquisition of such shares within ten days of such acquisition.

            "Affiliate" of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

            "Agreement" means this Stockholders Agreement, together with all Schedules and Exhibits hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof from time to time.

            "Control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

            "Effective Date" means the date of this Agreement.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any other regulatory authority.

            "Initial Period" means the period commencing on the Effective Date and terminating on the earliest to occur of (i) June 30, 1998, (ii) the date on which Wellspring no longer owns beneficially and of record at least 70 percent of the number of shares of Stock set forth opposite the name of Wellspring Acquisition on Schedule A, (iii) the date on which the Insurance Companies collectively no longer own beneficially and of record at least 70 percent of the collective number of shares of Stock set forth opposite the names of the Insurance Companies on Schedule A, and (iv) the date of consummation of a bona fide initial public offering of the Stock by the Corporation under the Securities Act.

            " Insurance Companies" means, collectively, The Equitable Life Assurance Society of the United States, The Northwest Mutual Life Insurance Company, Phoenix Home Life Mutual Insurance Company, GE Capital Assurance Company, Business Men's Assurance Company and Indianapolis Life Insurance Company, together with each Insurance Company's Affiliates that own Stock and that have become parties to this Agreement by executing and delivering to the other parties hereto a copy of this Agreement.

            "Insurance Company Director" means any individual nominated by the Insurance Company Majority to serve on the Board of Directors of the Corporation or any Subsidiary of the Corporation.

            "Insurance Company Majority" means, as of the date of determination, the holders of a majority of the shares of Stock then held by the Insurance Companies.

            "Maska" means Maska, U.S., Inc., a Vermont corporation.

            "Permitted Debt" means indebtedness under (i) that certain Senior Secured Note Indenture, dated as of even date herewith, among the Corporation, as issuer, the guarantors named therein, as guarantors, and The Bank of New York, as Trustee, as such Secured Note Indenture exists on the date hereof, including, without limitation, the payment of interest in kind, as provided therein, (ii) that certain Credit Agreement, dated as of even date herewith, among the Corporation and certain of its Subsidiaries, as borrowers, the lenders referred to therein and The Chase Manhattan Bank, as agent, as such Credit Agreement exists on the date hereof, or (iii) that certain Credit Agreement, dated as of even date herewith, among Sport Maska, #1 Apparel Canada Inc., St. Lawrence Manufacturing Canada Inc./Manufactures St. Laurent Canada Inc. and The Chase Manhattan Bank of Canada, as such Credit Agreement exists on the date hereof.

            "Person" means any individual, company, corporation, partnership, limited liability company, trust, division, Governmental Authority or other entity.

            "Qualifying Stockholder" means, at any time, any Stockholder that, together with the other members of any Group (as that term is used in Rule 13d-5 under the Exchange Act of 1934) of which such Stockholder is a member, then owns more than 260,000 shares of Stock.

            "Requirement of Law", as used with respect to any Person, means the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, treaty, rule or regulation, order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property, or to which such Person or any of its property is subject.

            "Related Group" of any Affiliate means such Affiliate and all Affiliates (other than the Corporation and Subsidiaries of the Corporation) of such Affiliate.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Sport Maska" means Sport Maska Inc., a Canadian corporation.

            "Stockholder" means each Insurance Company and Wellspring, and each Affiliate of any Insurance Company or Wellspring that owns any Stock and that has become a party to this Agreement by executing and delivering to the other parties hereto a copy of this Agreement.

            "Subsequent Period" means the period commencing upon the termination of the Initial Period and terminating on the Termination Date.

            "Subsidiary", as used with respect to any Person, means any entity (whether now existing or hereafter formed or acquired) of which shares of each class of capital stock having ordinary voting power (other than capital stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

            "Termination Date" means the earliest of (i) the first date on which either the Insurance Companies collectively or Wellspring owns less than 20 percent of the total number of shares of Stock issued and outstanding on such date, (ii) the date of the consummation of a bona fide initial public offering of the Stock by the Corporation under the Securities Act, and (iii) such time as all of the parties hereto elect in a written agreement to terminate this Agreement.

            "Wellspring" means Wellspring Acquisition, together with the Affiliates of Wellspring that own Stock and that have become parties to this Agreement by executing and delivering to the other parties hereto a copy of this Agreement.

            "Wellspring Acquisition" means WS Acquisition, L.L.C., a New York limited liability company.

            "Wellspring Director" means any individual nominated by Wellspring Acquisition to serve on the Board of Directors of the Corporation or any Subsidiary of the Corporation.

            (b) Any time this Agreement refers to any number or percentage of shares of Stock, such number or percentage of shares shall be adjusted to give effect to all stock splits, stock dividends, stock combinations, recapitalizations and like occurrences.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, Section, schedule and exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to the singular and plural forms of such terms. Whenever the pronouns "it" or "its" are used herein, they shall also be deemed to mean "he" and/or "she" or "his" and/or "hers" whenever applicable.

            (e) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of such sections.

            2.    Legend on Certificates; Transfer.

            (a) For so long as this Agreement remains in effect, the following statement shall be inscribed on all certificates representing shares of Stock owned by any Stockholder (or any certificates representing shares of Stock received with respect thereto):

            "THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A CERTAIN STOCKHOLDERS' AGREEMENT DATED APRIL 11, 1997, AND ANY AMENDMENTS THERETO, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

The Corporation shall remove the foregoing legend upon transfer of shares of Stock to a Person other than a Stockholder in a transaction that was not prohibited by, and did not otherwise violate, the terms of this Agreement. Unless it has notice to the contrary, the Corporation shall be entitled to, and shall, rely on a certificate of such transferring Stockholder in connection with the foregoing conditions of legend removal.

            (b) No Stockholder shall sell, assign, transfer or otherwise dispose of any of shares of Stock to an Affiliate of such Stockholder unless such Affiliate becomes a party to this Agreement by executing and delivering to the other parties hereto a copy of this Agreement. Any sale, assignment, transfer or other disposition of any shares of Stock subject to this Agreement not in accordance with the terms of this Agreement shall be void and of no effect, and the Corporation shall not give effect to such purported sale, assignment, transfer or other disposition and shall not recognize the purported transferee as the holder of such shares of Stock.

            3. Term of Agreement. This Agreement shall terminate on the Termination Date.

            4. Tag Along Rights.

            (a)   If at any time

                  (i) Wellspring agrees to sell, assign, transfer or otherwise dispose of (each, a "Transfer") an amount of shares of Stock equal to or exceeding the sum of (x) 2,555,414 shares of Stock plus (y) 80% of the Acquired Shares (such sum, the "80% Amount") in one or a series of related transactions to any Person or Persons other than any Affiliate of Wellspring that becomes a party to this Agreement as provided herein (such Person or Persons, a "Transferee"), or

                  (ii) Wellspring agrees to Transfer an amount of shares of
            Stock equal to or exceeding the sum of (x) 1,916,561 shares of Stock plus (y) 60% of the Acquired Shares, but less than the 80% Amount, in one or a series of related transactions to any Transferee, wherein immediately following such transaction(s) Wellspring would own at least an amount of shares of Stock equal to or exceeding the difference between the 80% Amount and the amount of shares to be transferred in such transaction(s) (the amount of shares of Stock equal to such difference being hereinafter referred to as the "Remaining Shares"), and in connection with such transaction(s), Wellspring would enter into a voting agreement with such Transferee with respect to a number of shares of Stock equal to or exceeding the Remaining Shares (including, without limitation, any agreement to vote for directors of such Transferee or to vote at the direction of such Transferee) or otherwise would agree to sell to such Transferee or any Affiliate of such Transferee a number of shares of Stock equal to or exceeding the Remaining Shares or would grant or agree to grant to such Transferee or any Affiliate of such Transferee an option to purchase or otherwise acquire a number of shares of Stock equal to or exceeding the Remaining Shares, or do any combination of the foregoing in respect of such number of shares of Stock, then, prior to any such Transfer, Wellspring shall promptly (and in any event at least 15 business days prior to the closing date thereof), provide each other Stockholder with written notice of the proposed Transfer (the "Transfer Notice") containing (i) the name and address of the proposed Transferee, (ii) the total number of shares of Stock then owned by Wellspring, (iii) the number of shares of Stock to be Transferred by Wellspring, the purchase price therefor and the other terms and conditions of payment, and (iv) the closing date for the proposed Transfer (including when available, a copy of any purchase agreement related thereto); provided, however, that none of the provisions of this Section 4 shall apply to any Transfer of Stock from Wellspring to any Affiliate of Wellspring that becomes a party to this Agreement by executing and delivering to the other parties hereto a copy of this Agreement.

            (b) Any Stockholder (each, a "Participating Stockholder") that wishes to participate in such Transfer shall notify Wellspring by written notice (the "Tag-Along Notice") on or before the expiration of 10 business days following receipt of the Transfer Notice that such Participating Stockholder desires to Transfer to the proposed Transferee a portion of its shares of Stock on the same terms and conditions set forth in the Transfer Notice. The Tag-Along Notice shall specify the number of shares of Stock such Participating Stockholder desires to Transfer (the "Tag-Along Amount"). The maximum number of shares of Stock that each such Participating Stockholder separately shall be entitled to Transfer hereunder shall be determined by multiplying the number of shares of Stock held by such Participating Stockholder at the time of the Transfer Notice by a fraction, the numerator of which is the number of shares of Stock proposed to be Transferred to the Transferee by Wellspring and the denominator of which is the number of shares of Stock then owned by Wellspring. If no Stockholder provides Wellspring with a Tag-Along Notice within the period specified above, Wellspring shall be free to consummate the sale of Stock to the Transferee in the amount and at not more than the purchase price set forth in the Transfer Notice and on substantially the same other terms and conditions set forth in the Transfer Notice. If there is any Participating Stockholder(s), Wellspring may not effect such Transfer unless, at the same time, the Transferee shall purchase the Tag-Along Amount from each such Participating Stockholder (or, subject to the terms of subsection (c) below, the Reduced Tag-Along Amount (as defined therein)) on the same terms and conditions as set forth in the Transfer Notice.

            (c) If the sum (the "Aggregate Shares Offered") of (i) the number of shares of Stock proposed to be Transferred to the Transferee by Wellspring and
(ii) the aggregate Tag- Along Amounts for all Participating Stockholders exceeds the number of shares of Stock that such Transferee is willing to purchase, then the Tag-Along Amount of each Participating

Stockholder shall be reduced to a number of shares of Stock (the "Reduced Tag-Along Amount") equal to the product of the aggregate number of shares of Stock which the Transferee is willing to purchase and a fraction, the numerator of which is the Tag-Along Amount with respect to such Person and the denominator of which is the Aggregate Shares Offered, and Wellspring shall Transfer only that number of shares of Stock equal to the number of shares of Stock which the Transferee is willing to purchase minus the aggregate Reduced Tag-Along Amounts for all Participating Stockholders (the "Wellspring Reduced Amount").

            (d) Any representation or indemnity provided by a Participating Stockholder to the Transferee in a purchase agreement relating to such Transfer will relate only to the shares of Stock Transferred by it. Any representation or indemnity provided to the Transferee by Wellspring will relate only to the shares of Stock Transferred by it.

            (e) The Corporation shall, upon request by any Participating Stockholder, issue to such Participating Stockholder one or more stock certificates registered in the names and in the denominations (aggregating in a number equal to the original denomination) requested by such Participating Stockholder, to facilitate any partial sale of shares of Stock pursuant to this
Section 4.

            (f) To the extent that any prospective Transferee is unwilling or otherwise refuses to purchase Stock as provided in this Section 4 from any Participating Stockholder (other than because such Participating Stockholder refuses to sell such Stock on the same terms and conditions and on the same closing date set forth in the relevant Transfer Notice), Wellspring shall not Transfer to such prospective Transferee any Stock, unless, simultaneously with such Transfer, Wellspring shall purchase such Stock from such Participating Stockholder (or, subject to the terms of subsection (c) above, such Participating Stockholder's Reduced Tag Along Amount) on the same terms and conditions specified in the Transfer Notice.

            (g) Subject to the rights of each Participating Stockholder, Wellspring may, not later than sixty (60) days following delivery to the Stockholders of the Transfer Notice, conclude a Transfer of Stock covered by the Transfer Notice at not more than the purchase price set forth in the Transfer Notice and on substantially the same other terms and conditions described in the Transfer Notice. Any proposed Transfer on terms and conditions more favorable to the Transferee than those described in the Transfer Notice, as well as any proposed Transfer of any Stock by Wellspring more than sixty (60) days following delivery to the Stockholders of the Transfer Notice, shall again be subject to the tag-along rights of the Stockholders and shall require compliance by Wellspring with the procedures described in this Section 4.

            5.    Covenants of the Corporation.

            (a) Upon the request of any Stockholder, the Corporation shall notify such Stockholder of each transfer of Stock that the Corporation has registered on its books and afford such Stockholder access to its stock record books. The Corporation shall, to the extent it has knowledge of the occurrence thereof, notify each Stockholder promptly upon (i) the termination of the Initial Period (other than by reason of the occurrence of June 30, 1998) and (ii) the occurrence of the Termination Date.

            (b) The Corporation shall permit each Stockholder, at such Stockholder's expense, to examine the Corporation's books and records and to discuss the Corporation's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Stockholder. Upon the request of any Qualifying Stockholder, the Corporation shall use its best efforts to provide such Qualifying Stockholder with (x) notice of each meeting of the board of directors of the Corporation and a copy of the agenda relating thereto, (y) the right to attend or otherwise observe, at the expense of such Qualifying Stockholder, each such meeting, and (z) copies of all documents, reports, information and other material distributed at each such meeting or that are customarily available to members of the board of directors of the Corporation, including, without limitation, copies of minutes, written consents, other information related to such meetings and reports of what occurred at such meetings; provided, however, that the failure of the Corporation to provide any of the foregoing shall not affect any action taken by the Corporation or its board of directors. Notwithstanding the foregoing, no Stockholder, and no Affiliate of any Stockholder, shall disclose or divulge to any Person, or use or suffer the use by any third party for any purpose, other than as permitted hereunder or required in accordance with the terms of this Agreement, directly or indirectly, for its own benefit or the benefit of any Person, any confidential information of, or any confidential information obtained from or through, the Corporation. The commitments hereunder with respect to confidential information covered hereby shall not extend to any part of such confidential information which (i) was known prior to disclosure by the other party; (ii) was known or available to the public prior to disclosure by the other party; (iii) becomes known or available to the public subsequent to disclosure by the other party through no wrongful act of the party receiving the confidential information; or (iv) was disclosed to the receiving party at any time by a third party (other than an Affiliate of the receiving party) having a bona fide right to disclose such information to the receiving party. Any party shall be permitted to disclose such confidential information to a Governmental Authority to the extent required by applicable laws and regulations. The provisions of this Section shall survive for one year any termination of this Agreement.

            (c) The Corporation shall cause each of its Subsidiaries to comply with each provision of this Agreement that by its terms is applicable to such Subsidiaries.

            6.    Management of the Corporation.

            (a) During the Initial Period, the Board of Directors of the Corporation shall consist of five directors, including two Wellspring Directors, two Insurance Company Directors and the chief executive officer of the Corporation. Initially, Martin S. Davis and Douglas W. Rotatori shall be the Wellspring Directors; James C. Pendergast and Paul Chute shall be the Insurance Company Directors; and Gerald B. Wasserman shall be the Chief Executive Officer of the Corporation.

            (b) During the Subsequent Period, the Board of Directors of the Corporation shall initially consist of five directors, but the number of directors may be increased with the consent of Wellspring Acquisition and the Insurance Company Majority, which consent shall not be unreasonably withheld. The Board of Directors of the Corporation during the Subsequent Period shall include at least one Wellspring Director and one Insurance Company Director.

            (c) At each annual or special meeting, or in any consent in writing in lieu of a meeting, for the election of directors of the Corporation, Wellspring Acquisition shall designate the Wellspring Director(s) and the Insurance Company Majority shall designate the Insurance Company Director(s), and each Stockholder shall vote its shares of Stock to elect the Wellspring Directors, the Insurance Company Directors and, during the Initial Period, the Chief Executive Officer of the Corporation, as provided in subsections (a) and
(b) above.

            (d) Immediately following the end of the Initial Period, (x) Wellspring Acquisition shall identify by notice to the other Stockholders one of the two Wellspring Directors then in office who shall cease to be a Wellspring Director, but who shall continue to serve as director until removed or until his successor is elected and qualified, and (y) the Insurance Company Majority shall identify by notice to the other Stockholders one of the two Insurance Directors then in office who shall cease to be an Insurance Company Director, but who shall continue to serve as director until removed or until his successor is elected and qualified.

            (e) The Corporation's Certificate of Incorporation and Bylaws shall at all times permit removal of directors with or without cause by vote of its stockholders. No Stockholder shall vote or consent in writing to remove a Wellspring Director without cause without the prior written consent of Wellspring Acquisition, and no Stockholder shall vote or consent in writing to remove an Insurance Company Director without cause without the prior written consent of the Insurance Company Majority (other than with respect to the removal of such Directors as contemplated by Section 6(d) hereof). Upon the written request of Wellspring Acquisition, each Stockholder shall vote or consent in writing to remove any Wellspring Director then in office, and upon the written request of the Insurance Company Majority, each Stockholder shall vote or consent in writing to remove any Insurance Company Director then in office.

            (f) If at any time there shall occur any vacancy in the office of director held by a Wellspring Director, Wellspring Acquisition shall designate a successor Wellspring Director who shall be elected by the Board of Directors to fill such vacancy. If there shall occur any vacancy in the office of director held by an Insurance Company Director, the Insurance Company Majority shall designate a successor Insurance Company Director who shall be elected by the Board of Directors to fill such vacancy. In the event that the Board of Directors does not fill a vacancy in accordance with the terms of this subsection (f), then, at the request of any Stockholder, the Stockholders shall vote to (i) remove the Director elected by the Board of Directors to fill such vacancy and (ii) replace such Director with the Wellspring Director or the Insurance Company Director, as the case may be, that should have been elected by the Board.

            (g) At all times during the Initial Period, each committee of the Board of Directors of the Corporation, each board of directors of any Subsidiary of the Corporation that is incorporated in the United States and each committee of the board of directors of any such

Subsidiary shall include at least one Wellspring Director and one Insurance Company Director. At all times during the Subsequent Period, the Corporation shall cause each committee of the Board of Directors of the Corporation and of each Subsidiary of the Corporation to provide each Wellspring Director and each Insurance Company Director who is not a member thereof with (x) notice of each meeting of such committee and a copy of the agenda relating thereto, (y) the right, if any such director requests, to attend or otherwise observe, at the Corporation's expense, each such meeting, and (z) if requested, copies of all documents, reports, information and other material distributed at each such meeting or that are customarily available to members of the relevant committee, including, without limitation, copies of minutes, written consents, other information related to such meetings and reports of what occurred at such meetings.

            7.    Consent Required for Certain Actions.

            (a) Notwithstanding anything to the contrary set forth in this Agreement or in the charter or by-laws of the Corporation or any Subsidiary of the Corporation, the following actions of the Corporation or of any Subsidiary of the Corporation shall not be undertaken, and if undertaken shall be void and without effect, without the approval of the directors of the Corporation as provided in subsection (b) below.

                  (i) the sale of the Corporation pursuant to or in connection with a merger, consolidation or recapitalization (including, without limitation, any merger, consolidation or recapitalization in which the holders of Stock immediately before such merger, consolidation or recapitalization do not own at least 50% of the outstanding voting stock of the surviving corporation);

                  (ii) the issuance or sale by the Corporation of shares of its capital stock (or rights, options, warrants or other securities convertible into or exchangeable for its capital stock) in one or a series of related transactions to one or more Persons, if immediately following such issuance or sale such Persons or any Group (as that term is used in Rule 13d-5 under the Exchange Act of 1934) of which such Persons are a member would own shares of capital stock (when added to any shares of capital stock which such Persons or Group have the right to acquire upon the exercise, conversion or exchange of any rights, options, warrants or other securities owned by them) representing more than 50% of the voting stock of the Corporation (or the surviving corporation) then outstanding;

                  (iii) the voluntary or involuntary sale, assignment, transfer, other disposition or issuance by the Corporation and/or any Subsidiary of the Corporation (including, without limitation, Maska or Sport Maska) of any capital stock (or rights, options, warrants or other securities convertible into or exchangeable for capital stock) of Maska or Sport Maska, if immediately following any such sale, assignment, transfer, disposition or issuance the Corporation and its wholly-owned Subsidiaries, collectively, own less than 50.1% of the outstanding equity or voting stock (treating as outstanding for this purpose any shares of capital stock issuable upon the exercise, conversion or exchange of any rights, options, warrants or other securities owned by any Person other than the Corporation or a Subsidiary of the Corporation) of Maska or Sport Maska;

                  (iv) the voluntary or involuntary sale, lease, assignment, transfer or other disposition by the Corporation or any Subsidiary of the Corporation of all or substantially all of its property or assets;

                  (v) the elimination of any material line of business of the Corporation or any Subsidiary of the Corporation;

                  (vi) any termination, dissolution or liquidation of the Corporation (including pursuant to any bankruptcy, insolvency or similar law or statute) or the declaration of any dividend in contemplation of any such termination, dissolution or liquidation;

                  (vii) the voluntary filing or commencement by the Corporation or any Subsidiary of the Corporation of any proceeding under any bankruptcy, insolvency or similar law or statute;

                  (viii) any amendment of or change to the certificate of incorporation or by-laws of the Corporation or any Subsidiary of the Corporation;

                  (ix) any issuance or sale of capital stock or other securities of the Corporation, Maska or Sport Maska, including pursuant to a stock split or bonus, other than the issuance by the Corporation to its senior management of (i) options to acquire no more than 975,000 shares of Stock in the aggregate and (ii) Stock upon the exercise of such options;

                  (x) any transaction with any Affiliate of the Corporation or its Subsidiaries, including, without limitation payment of any management fee or other compensation to any such Affiliate, other than any such transaction (i) that is entered into by the Corporation or such Subsidiary in the ordinary course of its business not inconsistent with past practice, (ii) that is on terms that are fair and reasonable and no less favorable to the Corporation or such Subsidiary than the Corporation or such Subsidiary would obtain in a comparable arm's-length transaction with a Person not an Affiliate, and (iii) to the extent the value provided to or on behalf of such Affiliate's Related Group by the Corporation and/or its Subsidiaries in all transactions in the relevant fiscal year has not, after taking into account the transaction in question, exceeded, $200,000;

                  (xi) the establishment or adoption of annual budgets (including operating and capital expenditure budgets) or operating plans;

                  (xii) any creation, incurrence or assumption by the Corporation or any Subsidiary of the Corporation of financial indebtedness (including capitalized lease obligations and purchase money debt, but excluding Permitted Debt) in excess of $5 million of such indebtedness by the Corporation and all of its Subsidiaries in the aggregate in any fiscal year;

                  (xiii) any purchase or acquisition by the Corporation or any Subsidiary of the Corporation, other than in the ordinary course of business, of any property or assets (including, without limitation, the acquisition of any business or entity) in excess of $5 million by the Corporation and all of its Subsidiaries in the aggregate in any fiscal year;

                  (xiv) the making of any capital expenditure by the Corporation or any Subsidiary of the Corporation in excess of $5 million of capital expenditures by the Corporation and all of its Subsidiaries in the aggregate in any fiscal year; and

                  (xv) any retention, appointment or termination of the chief executive officer of the Corporation and the determination of his compensation and terms of employment.

            (b) The approval of each Wellspring Director and each Insurance Company Director then in office shall be required --

                  (i) during the Initial Period, for all actions specified in subsection (a) above; and

                  (ii) during the Subsequent Period, for all actions specified in clauses (i) - (vi), (viii) (to the extent any charter or by-law amendment would be inconsistent with the provisions of this subsection
      (b)(ii) or Section 6 hereof) and (x) of subsection (a) above.

            8. Representations and Warranties. Each of the Stockholders and the Corporation represents and warrants on behalf of itself to the other parties hereto that:

            (a) Authority. It has all requisite power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by it, has been effectively authorized by all necessary action and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be subject to the application of general equitable principles and to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally.

            (b) Agreements Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with (x) any agreement, indenture or other instrument to which it is a party or by which it is bound, (y) any judgment, decree, order or award of any court, governmental body, Governmental Authority or arbitrator by which it is bound or
(z) any Requirement of Law applicable to it.

            (c) Regulatory Approvals. Other than the approval of the Bankruptcy Court, which has been obtained, there are no consents, approvals, authorizations or other requirements prescribed by any applicable Requirement of Law that must be obtained or satisfied in connection with its execution, delivery and performance of this Agreement.

            (d) No Legal Bar. There is no suit, action or proceeding pending or, to its each knowledge, threatened against it that questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties in connection herewith or in connection with any of the transactions contemplated hereby or that seeks to enjoin the consummation thereof.

            (e) Organization and Authority. It is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

            9. Notices. All notices, demands, requests, consents and communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be delivered either personally, by certified or registered mail postage prepaid, return receipt requested, or by overnight courier service, in each case to the addresses set forth on Schedule A hereto. The parties may designate in writing from time to time other and additional places to which notices should be sent. All notices, demands, requests, consents and communications shall be deemed to have been given (a) at the time of actual delivery thereof, (b) if given by certified or registered mail, five (5) Business Days after being deposited in the United States mail, postage prepaid and properly addressed, or (c) if given by overnight courier, the next Business Day after being sent, charges prepaid and properly addressed. In addition, copies of all notices by any party hereto shall be sent by the Corporation to the directors of the Corporation; provided, however, that the inadvertent or good faith failure or delay in sending such copies shall not affect the efficacy thereof.

            10. Specific Performance. The parties hereto understand that they will be irreparably damaged, and cannot be adequately compensated by monetary damages, in the event that this Agreement is not specifically enforced. Accordingly, in the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled to an injunction and other equitable remedies to prevent breaches by the other parties hereto of this Agreement, and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, all without showing any actual damage, this being in addition to any other remedy to which such parties may be entitled at law or in equity.

            11.   Miscellaneous.

            (a) The Stockholders shall vote their respective shares of Stock and take all such other actions as shall be necessary to give effect to, and to cause the Corporation to comply with, the terms of this Agreement.

            (b) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be modified or amended by a written agreement signed by all of the parties hereto.

            (c) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

            (d) If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

            (e) Except as expressly provided herein, the rights and obligations of the parties under this Agreement may not be assigned or otherwise transferred to any other Person, except with the prior written consent of the other parties hereto. Except as expressly provided herein, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns. Any Affiliate of Wellspring to whom any Stock is transferred and that has executed and delivered to the other parties hereto a copy of this Agreement shall be a permitted assign of Wellspring, and such Affiliate shall be bound by all of the provisions of this Agreement. Any Affiliate of an Insurance Company to whom any Stock is transferred and that has executed and delivered to the other parties hereto a copy of this Agreement shall be a permitted assign of such Insurance Company, and such Affiliate shall be bound by all of the provisions of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            (f) Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

            (g) This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

            (h) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Any legal action or proceeding under, arising out of or in any manner relating to this Agreement, or any other document being entered into by any Stockholder in connection with the closing on the

Effective Date at which this Agreement is being entered into, shall be brought in the federal or state courts in the State of Delaware. Each party hereto expressly and irrevocably assents and submits to the personal jurisdiction of all of such courts in any such action or proceeding. Each such party further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it personally by hand, by prepaid overnight courier or by mail at the address provided herein. Each party expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens.

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

                              SLM INTERNATIONAL, INC.

                              By:  /s/ RUSSELL J. DAVID
                                   ------------------------------
                              Name:  Russell J. David
                              Title: Vice President, Finance


                              WS ACQUISITION, L.L.C.

                              By:  /s/ DOUGLAS W. ROTATORI
                                   ------------------------------
                              Name:  Douglas W. Rotatori
                              Title: Principal


                              THE EQUITABLE LIFE ASSURANCE SOCIETY
                                OF THE UNITED STATES

                              By:  /s/ JAMES C. PENDERGAST
                                   ------------------------------
                              Name:  James C. Pendergast
                              Title: Investment Officer


                              THE NORTHWESTERN MUTUAL LIFE
                                INSURANCE COMPANY

                              By:  /s/ J. THOMAS CHRISTOFFERSON
                                   ------------------------------
                              Name:  J. Thomas Christofferson
                              Title: Vice President


                              PHOENIX HOME LIFE MUTUAL
                                INSURANCE COMPANY

                              By:  /s/ LAWRENCE P. FLEMING
                                   ------------------------------
                              Name:  Lawrence P. Fleming
                              Title: Vice President

                              GE CAPITAL ASSURANCE COMPANY

                              By:  /s/ WILLIAM D. KOSKI
                                   ------------------------------
                              Name:  William D. Koski
                              Title: Vice President


                              BUSINESS MEN'S ASSURANCE COMPANY

                              By:  /s/ CONAUGHT M. TROUTMAN
                                   ------------------------------
                              Name:  Conaught M. Troutman
                              Title: Vice President-Securities


                              INDIANAPOLIS LIFE INSURANCE COMPANY

                              By:  /s/ GENE E. TRUEBLOOD
                                   ------------------------------
                              Name:  Gene E. Trueblood
                              Title: Vice President & Chief Investment Officer

                                  SCHEDULE A

                                                            Number of
Stockholders                                                Shares of Stock
------------                                                ---------------

WS Acquisition, L.L.C.                                        3,194,268
620 Fifth Avenue
New York, New York  10020
Attention:  Doug Rotatori
Telecopy:   (212) 332-7575

The Equitable Life Assurance Society                          1,253,684
  of the United States
c/o Alliance Corporate Finance Group, Inc.
1345 Avenue of the Americas
39th Floor
New York, New York   10105
Attention:   James C. Pendergast
Telecopy:    (212) 969-1571

The Northwestern Mutual Life Insurance Company                  394,015
720 East Wisconsin Avenue
Milwaukee, Wisconsin   53202-4797
Attention:   Thomas Christofferson
Telecopy:    (414) 299-7124

Phoenix Home Life Mutual Insurance Company                      358,195
One American Row
Hartford, Connecticut   06115
Attention:   Paul M. Chute
Telecopy:    (203) 275-5451

GE Capital Assurance Company                                    286,556
60 Long Ridge Road

                                                            Number of
Stockholders                                                Shares of Stock
------------                                                ---------------

Stamford, Connecticut   06927
Attention:   A. Daniel Greenshields
Telecopy:   (203) 357-6527

Business Men's Assurance Company                                179,098
One Penn Valley Park
Kansas City, Missouri  64108
Attention:   Derek P. Pitt
Telecopy:   (816) 751-5572

Indianapolis Life Insurance Company                              71,639
2960 North Meridian Street
Indianapolis, Indiana   46208
Attention:   Gene E. Trueblood
Telecopy:    (317) 927-3363